EXHIBIT 23.6


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-30291) of our report dated February 26, 1997, on our audit of the consolidated balance sheet of Trace Foam Company, Inc. and subsidiary. We also consent to the reference to our firm under the caption "Experts".




Coopers & Lybrand L.L.P.


Princeton, New Jersey
September 26, 1997


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